UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2021

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-217678	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01.	Other Events.

On February 9, 2021, Vantage Holdings International (“VHI”), a subsidiary of Vantage Drilling International, entered into a Framework Agreement with Seadrill Partners LLC (“Seadrill Partners”) pursuant to which certain subsidiaries of VHI (the “VHI Entities”) have entered and will enter into management and marketing agreements with certain subsidiaries of Seadrill Partners (the “Seadrill Entities”).  Under the management and marketing agreements, the VHI Entities will provide marketing and operations management services in respect of certain of the Seadrill Entities’ deepwater floaters.  These agreements are subject to the approval of the U.S. Bankruptcy Court for the Southern District of Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2021

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart Chief Financial Officer, General Counsel and Corporate Secretary